UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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ABIOMED, INC.
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ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Notice of Annual Meeting of Stockholders

To Be Held on August 10, 2005

The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on August 10, 2005 at 8:00 a.m. at our offices, 22 Cherry Hill Drive, Danvers, Massachusetts, for the following purposes:

1.             To consider and vote upon the election of two Class I directors;

2.             To consider and vote upon a proposal to approve an amendment to our 2000 Stock Incentive Plan, which would increase by 2,000,000 shares the number of shares of Common Stock that we may issue under our Plan; and

3.             To consider and act upon any other matter which may properly come before the Annual Meeting or any adjourned session thereof.

Our Board of Directors has fixed the close of business on July 6, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on July 6, 2005 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Stockholders attending our Annual Meeting are cordially invited to remain with us beyond the formal portion of the meeting in order to attend management presentations, ask questions, meet with physicians and patients and tour our facility.

By order of the Board of Directors

Peter M. Rosenblum, Secretary

Boston, Massachusetts

July 13, 2005

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.  EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

ABIOMED, Inc.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on August 10, 2005

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting of Stockholders to be held at our offices, 22 Cherry Hill Drive, Danvers, Massachusetts on August 10, 2005 and at any adjournment or adjournments thereof.  We are a Delaware corporation and our principal executive offices are located at 22 Cherry Hill Drive, Danvers, Massachusetts 01923.

We will bear any cost of solicitation.  Some of our officers and employees may solicit proxies by correspondence, telephone or in person, without extra compensation.  We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals.  It is expected that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about July 14, 2005.

We have fixed the close of business on July 6, 2005 as the record date for the Annual Meeting.  Only stockholders of record at the close of business on July 6, 2005 will be entitled to receive notice of, and to vote at, the Annual Meeting.  As of July 6, 2005, there were outstanding and entitled to vote 26,197,515 shares of our Common Stock, $.01 par value per share.  Our by-laws require that a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum.  Abstentions and broker non-votes will be counted as present or represented for purposes of determining the existence of a quorum.  A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proposal no. 1 (election of directors) requires the affirmative vote of a plurality of the votes cast by holders of our Common Stock entitled to vote thereon, provided a quorum is present.  Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal no. 1.  Proposal no. 2 (amendment of our 2000 Stock Incentive Plan) requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the meeting and entitled to vote thereon, provided that a quorum is present. Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal no. 2.  Votes will be tabulated by American Stock Transfer & Trust Company, our transfer agent.

THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES FOR DIRECTORS (PROPOSAL NO. 1) AND FOR THE AMENDMENTS TO THE 2000 STOCK INCENTIVE PLAN (PROPOSAL NO. 2).  IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, THEY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

Our annual report to stockholders for the fiscal year ended March 31, 2005, including financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, is being mailed to each of our stockholders simultaneously with this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors and is divided into three classes.  We refer to these classes as Class I, Class II and Class III.  The term of one class of directors expires each year at the annual meeting of stockholders.  Each director also continues to serve as a director until his or her successor is duly elected and qualified.  This year, the term of the Class I directors is expiring.

Our Board of Directors has nominated Ms. Dorothy E. Puhy and Mr. Desmond H. O’Connell, Jr. each to serve as a Class I director for a three-year term, until the 2008 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Both of these nominees are currently serving on our Board of Directors. Ms. Puhy was elected by our stockholders as a Class II director at our Annual Meeting of Stockholders in August 2003.  Although her term would not otherwise have expired, we have nominated Ms. Puhy to serve as a Class I director instead of as a Class II director in order to balance the number of directors in each class. Mr. O’Connell was elected by our stockholders as a Class I director at our Annual Meeting of Stockholders in November 2002. Mr. O’Connell’s term as director will expire at the upcoming annual meeting.  Our other current Class I director, Paul B. Fireman, will not be standing for reelection to our Board of Directors upon the expiration of his term at the Annual Meeting.

If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and our Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. Our Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

Our Board of Directors recommends that you vote FOR the election of Ms. Dorothy E. Puhy and Mr. Desmond H. O’Connell, Jr.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are as follows:

Name	Age	Position

Michael R. Minogue (1)(2)	38	Chairman of the Board of Directors, President and Chief Executive Officer
W. Gerald Austen (1)(3)	75	Director
Paul B. Fireman (3)	61	Director
David Gottlieb (4)(5)	44	Director
John F. O’Brien (3)(5)	62	Director
Desmond H. O’Connell, Jr. (4)(5)	69	Director
Dorothy E. Puhy (4)(5)	53	Director
Henri A. Termeer (1)(3)	59	Director
Karim Benali	39	Vice President, Product Development
William J. Bolt	52	Senior Vice President, Design Assurance and Quality Assurance
Charles B. Haaser	49	Corporate Controller and Acting Chief Financial Officer
Javier Jimenez	40	Vice President, Operations
Robert T.V. Kung, Ph.D.	61	Senior Vice President, Chief Scientific Officer
Christopher Macdonald	40	Senior Vice President, Global Sales and Applications

(1)  Member of the Executive Committee

(2)  Member of the Special Stock Option Committee

(3)  Member of the Compensation Committee

(4)  Member of the Audit Committee

(5)  Member of the Governance and Nominating Committee

Our Board of Directors is divided into three classes.  The term of one class of directors expires each year at our Annual Meeting of Stockholders.  Each director also continues to serve as a director until his or her successor is duly elected and qualified.  Messrs. O’Connell and Fireman currently serve as Class I directors; their term of office expires in 2005.  Messrs. O’Brien and Termeer and Ms. Puhy currently serve as Class II directors; their term of office expires in 2006.  However, Ms. Puhy has been nominated to become a Class I director.  Messrs. Austen, Gottlieb and Minogue currently serve as Class III directors; their term of office expires in 2007.  Our executive officers are elected by, and serve at the discretion of, our Board of Directors.  There are no family relationships among our directors and executive officers.

Mr. Michael R. Minogue joined us as Chief Executive Officer, President and a director in April 2004.  In June 2005 he was also appointed Chairman of our Board of Directors.  Prior to joining us, Mr. Minogue had a twelve-year career at GE Medical Systems.  Most recently, Mr. Minogue was Vice President and General Manager of Americas sales and marketing for GE Medical Systems Information Technology.  From 1998 to 2003 Mr. Minogue held various positions at GE, including general manager for the global PET business, general manager, Americas cardiology and information technology sales and general manager, global installed base.  Prior to joining GE, Mr. Minogue served on active duty for four years in the U.S. Army as an infantry platoon leader, including completion of Army Ranger training and deployment to the Middle East for Operation Desert Storm.  Mr. Minogue received his bachelor’s degree in engineering from the United States Military Academy at West Point and his MBA from the University of Chicago.

Dr. W. Gerald Austen, M.D., has served as a director since 1985. Since 1974 he has been the Edward D. Churchill professor of surgery at Harvard Medical School and at Massachusetts General Hospital.  From 1969 to 1997, Dr. Austen was chief of the surgical services at Massachusetts General Hospital. Dr. Austen is the former President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member emeritus of the Institute of Medicine of the National Academy of Sciences, a fellow of the American Academy of Arts and Sciences, a life member emeritus of the corporation of the Massachusetts Institute of Technology and Chairman of the board of trustees of the John S. and James L. Knight Foundation.

Mr. Paul B. Fireman has served as a director since 1987.  Mr. Fireman’s term on our board will expire at our Annual Meeting.  Mr. Fireman has served as Chief Executive Officer and as Chairman of the Board of Directors of Reebok International Ltd., which he founded, from 1979 to the present.  He also served as Reebok’s President from 1989 to 2001, after initially serving as President from 1979 to 1987.  Mr. Fireman has served as the Chairman of the entrepreneurial advisory board of Babson College since 1995.

Mr. David Gottlieb has served as a director since 2004.  Mr. Gottlieb is the managing partner of Noble Bridge Group LLC, a financial consulting company he established in early 2004.  From 1990 to 2003 Mr. Gottlieb held various investment banking positions including: global head of the medical technology corporate and investment banking group of Banc of America Securities from 1999 to 2003; managing director of the health care group of UBS Investment Bank where he was employed from 1995 to 1999; and Vice President, health care group of Kidder, Peabody & Company where he was employed from 1990 to 1994.  Mr. Gottlieb’s degrees include a bachelor’s degree in economics from Connecticut College and an MBA from the Columbia Business School.

Mr. John F. O’Brien has served as a director since 1989.  From 1989 to 2002, Mr. O’Brien served as President and Chief Executive Officer of Allmerica Financial Corporation (formerly State Mutual Life Assurance Company of America).  Mr. O’Brien also served as a director of Allmerica Financial Corporation until 2003.  From 1972 until 1989, Mr. O’Brien was employed by Fidelity Investments in various capacities, including as group managing director of FMR Corp.  Mr. O’Brien is also a director of Cabot Corporation, LKQ Corporation and TJX Companies, Inc. and a cluster of mutual funds managed by Merrill Lynch Investment Managers.

Mr. Desmond H. O’Connell, Jr. has served as a director since 1995. He is currently the Chairman and a director of Serologicals Corporation and is also an independent management consultant. From December 1992 until December 1993, he served as the Chairman, management committee, of Pharmakon Research International, Inc. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc. Mr. O’Connell was with the BOC Group, PLC in senior management positions from 1983 to 1990. From April 1990 until September 1990, Mr. O’Connell was President and Chief Executive Officer of BOC Health Care. From 1986 to April 1990, he was group managing director of BOC Group, PLC. Prior to joining

BOC, Mr. O’Connell held various positions at Baxter Laboratories, Inc., including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O’Connell was a director of Chryslais International Corporation from 1991 through May 1999.

Ms. Dorothy E. Puhy has served as a director and Chair of our Audit Committee since 2003.  Ms. Puhy is currently Executive Vice President, Chief Financial Officer and Assistant Treasurer for the Dana-Farber Cancer Institute.  Ms. Puhy has served as the Chief Financial Officer of Dana-Farber since 1994 and has served as its Assistant Treasurer since 1995.  From 1985 to 1994 Ms. Puhy held various financial positions at the New England Medical Center Hospitals, Inc., including Chief Financial Officer from 1989 to 1994.  Ms. Puhy is also a director and Chair of the Audit Committee of Reebok International Ltd.

Mr. Henri A. Termeer has served as a director since 1987.  Mr. Termeer has been the President and a director of Genzyme Corporation since 1983, its Chief Executive Officer since 1985, and its Chairman since 1988.  Mr. Termeer is a member of the Harvard Medical School Board of Fellows, Chairman of the Harvard Medical School Genetics Advisory Council, and Chairman of the New England Healthcare Institute.  He also serves on the Board of Directors of the Biotechnology Industry Organization, the Pharmaceutical Research and Manufacturers of America and is a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors.

Our executive officers who are not also directors are listed below:

Dr. Karim Benali, M.D., joined us in July 2004 and was elected as our Vice President of Product Development in August 2004.  Prior to joining us, Dr. Benali served as global manager of cardiology-functional imaging of GE Healthcare from June 2003 to July 2004.  From May 2000 to June 2003, Dr. Benali was a leader of global research in cardiology at GE Healthcare.  Dr. Benali earned a BA from the University of Algiers in Engineering Technology, an MD from the Institut National de l’Enseignement Superieur des Sciences Medicales in Algiers, an MS in Bio-imaging and Bio-engineering from the University of Val de Marne – Paris XII, and an MS in Biostatistics and Clinical Research from University Pierre & Marie Curie – Paris VI.

Mr. William J. Bolt has been with us since 1982 and has been our Senior Vice President for Design Assurance and Quality Assurance since January 2003. He is currently responsible for all of our quality and design assurance activities as well as global product service support.  He was responsible for all product development and the AbioCor program from 2000-2002, and for the BVS and AB5000 development from 1999-2002.  From 1994 to 1998, he was President of our former dental subsidiary, ABIODENT, Inc. From 1982 to 1994, he served in various roles, from our Vice President of Engineering to our Vice President of Operations, where he was the engineer in-charge of the development of the BVS and other systems. Mr. Bolt received his bachelor’s degree in electrical engineering and an MBA from Northeastern University.

Mr. Charles B. Haaser has been with us since 1998 as our Corporate Controller and Principal Accounting Officer.  In February 2003 he was appointed as our Acting Chief Financial Officer.  From 1997 to 1998 he was controller for Technical Communications Corporation.  From 1986 to 1997, he was employed as director of finance by ISI Systems, Inc.  From 1984 to 1986 Mr. Haaser was employed by the commercial audit division of Price Waterhouse LLP.  Mr. Haaser received a bachelor’s degree in business administration (finance) from the University of

Notre Dame, an MBA from Northeastern University and a Masters of Science in Taxation from Bentley College.  Mr. Haaser became a Certified Public Accountant in 1997.

Mr. Javier Jimenez joined us in May 2004 and was elected our Vice President of Operations in June 2004.  Mr. Jimenez was employed by GE Healthcare from 2000 to 2004 in a variety of finance and operations positions including most recently as director, commercial operations for GE Healthcare Information Technology.  Mr. Jimenez’s other assignments at GE included manager, global operations for the Global PET Business and manager, financial planning and analysis for the Americas equipment business unit.  Prior to joining GE, Mr. Jimenez was employed by Oracle Corporation from 1999 to 2000 as a manager within its customer relationship management division.  Mr. Jimenez received both bachelor’s and masters degrees in aeronautical engineering from the Universidad Politecnica de Madrid, Spain, and his MBA from Boston University.

Dr. Robert T.V. Kung has been with us since 1982 and has been our Senior Vice President and Chief Scientific Officer since 1995. He was our Vice President of Research and Development from 1987 to 1995 and our chief scientist from 1982 to 1987. Prior to joining us, Dr. Kung was a principal research scientist at Schafer Associates from 1978 to 1982 and at the Avco Everett Research Laboratory from 1972 to 1978. He developed non-linear optical techniques for laser applications and investigated physical and chemical phenomena in re-entry physics. Dr. Kung has been the principal investigator for our National Institutes of Health-funded AbioCor and AbioBooster programs and has conceived of and directed the development of our laser-based minimally invasive technologies. Dr. Kung received his Ph.D. in physical chemistry from Cornell University.

Mr. Christopher Macdonald joined us in May 2004 and is currently our Senior Vice President, Global Sales and Applications.  From June 2004 to April 2005 Mr. Macdonald served as our Senior Vice President, Global Sales, Applications and Service.  Mr. Macdonald was previously employed for eleven years at GE Healthcare where he was employed in sales and operations management positions.  His most recent assignments at GE were with the cardiology business unit and included positions as sales manager for the central U.S. region from 2002 to 2004, corporate accounts director from 2001 to 2002 and operations manager from 2000 to 2001.  Mr. Macdonald received his bachelor’s degree in biology from Tulane University.

Director Independence

Our Board of Directors has determined that, with the exception of Mr. Minogue who is our employee, all of our members are “independent directors” under the applicable rules of the Nasdaq Stock Market, Inc.

Attendance at Annual Meetings

It is our policy that, to the extent reasonably practicable, directors should attend our Annual Meetings of Stockholders.  All but two of our directors attended our 2004 Annual Meeting of Stockholders.

Meetings of the Board of Directors

Board Meetings.  The Board of Directors held seven meetings during the fiscal year ended March 31, 2005 and acted five times by written consent.  During the fiscal year ended March 31, 2005, each director, except for Messrs. Fireman and Termeer, attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of which he or she was a member held during the period in which he or she was a director.

Meetings of Independent Directors.  Our independent directors are expected to meet without management present at least twice per year.

Executive Committee Meetings.  The Board of Directors has an Executive Committee, which is currently composed of W. Gerald Austen, Michael R. Minogue and Henri A. Termeer. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fiscal year ended March 31, 2005.

Audit Committee Meetings.  Our Board of Directors has an Audit Committee, which is currently composed of David Gottlieb, Desmond H. O’Connell, Jr. and Dorothy E. Puhy.  All three of the current members of the Audit Committee are “independent directors” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, and the Nasdaq Stock Market, Inc.  Our Board of Directors has further determined that all members of the Audit Committee are financially sophisticated within the meaning of the Nasdaq listing standards and our Board has also determined that Ms. Puhy, who serves as Chair of the Committee, qualifies as an “Audit Committee financial expert” within the meaning of the applicable SEC rules and regulations.  The responsibilities of the Audit Committee are detailed in our Audit Committee Charter, as amended in June 2004, a copy of which is available through the “About ABIOMED — Corporate Governance” section of our website, located at www.abiomed.com.  The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  In addition, the Audit Committee’s responsibilities include reviewing the adequacy and effectiveness of accounting and financial controls, reviewing our financial reporting practices, meeting with our independent accountants to review the results of the annual audit and quarterly reviews and reviewing the implementation by management of recommendations made by the independent accountants.  The Audit Committee met nine times during the fiscal year ended March 31, 2005.

Compensation Committee Meetings.  We have a Compensation Committee, which is currently composed of W. Gerald Austen, Paul B. Fireman (Chair), John F. O’Brien and Henri A. Termeer.  The responsibilities of the Compensation Committee are detailed in our Compensation Committee Charter, adopted in June 2004, a copy of which is available through the “About ABIOMED — Corporate Governance” section of our website, located at www.abiomed.com.  The Compensation Committee is responsible for establishing the compensation and bonuses of executive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted and adopting rules and making other determinations with respect to the administration of the 1992 Combination Stock Option Plan, the Employee Stock Purchase Plan, the ABIOMED Retirement Savings Plan (401(k) Plan), the 1998 Equity Incentive Plan, the 2000 Stock Incentive Plan and the Impella Acquisition Non-Statutory Option Plan. During the fiscal year ended March 31, 2005, the Compensation Committee held four meetings and acted once by written consent.

Governance and Nominating Committee Meetings.  We have a Governance and Nominating Committee, which is currently composed of David Gottlieb, John F. O’Brien, Desmond H. O’Connell, Jr. (Chair) and Dorothy E. Puhy.  The responsibilities of the Governance and Nominating Committee are detailed in our Governance and Nominating Committee Charter, a copy of which is available through the “About ABIOMED — Corporate

Governance” section of our website, located at www.abiomed.com.  The Governance and Nominating Committee is responsible for leading the search for individuals qualified to become members of our Board of Directors, including the review of candidates recommended by our shareholders.  Our stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting names and supporting information in writing to:  Corporate Secretary, ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts, 01923.  Supporting information should include all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934.  Nominations must be received not less than 45 days nor more than 60 days prior to any meeting of our stockholders called for the election of directors.  Candidates who are recommended by our stockholders will be considered on the same basis as candidates from other sources.  For all potential candidates, the Governance and Nominating Committee will consider all factors it deems relevant, including at a minimum those listed under “Director Qualification Standards” below.  Our Board of Directors has determined that members of the Governance and Nominating Committee are independent under the applicable rules of the Nasdaq Stock Market, Inc.  During the fiscal year ended March 31, 2005, the Governance and Nominating Committee held three meetings and acted once by written consent.

Director Qualification Standards

Candidates for membership to our Board of Directors should be individuals who possess the highest personal and professional ethics and integrity and have demonstrated professional achievement and leadership capabilities.  Each should have knowledge, experience and demonstrated expertise in an area or areas of importance, such as management, finance, marketing, technology, medicine, human resources, public policy and law.  Candidates must evidence a commitment to devote the substantial time and energy required of productive board members.

Code of Conduct

All of our directors, officers and employees must act ethically, legally and with integrity at all times and are required to comply with our Code of Conduct as well as our other policies and standards of conduct. Our Code of Conduct, in addition to our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, may be obtained, without charge, by written request to our Compliance Officer at ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts, 01923.

Communications with Directors

Shareholders and other interested persons may send communications to the directors.  Written correspondence should be addressed to the director or directors in care of the Compliance Officer at ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts, 01923.  Shareholders and other interested persons may also send email to the directors at directors@abiomed.com.  All communications will be received and reviewed by our Compliance Officer.  Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the chair of the Audit Committee.  Other communications may be referred to the directors as a group, or to an individual director, as appropriate.

Securities Beneficially Owned by Certain Persons

At the close of business on July 6, 2005, there were issued and outstanding 26,197,515 shares of our Common Stock entitled to cast 26,197,515 votes.  On July 6, 2005, the closing price of our Common Stock as reported on the Nasdaq National Market was $8.74 per share.  The following table provides information, as of July 6, 2005, with respect to the beneficial ownership of our Common Stock by:

•      each person known by us to be the beneficial owner of five percent or more of our Common Stock;

•      each of our directors and nominees for director;

•      each of our named executive officers in the Summary Compensation Table under “Executive Compensation” below; and

•      all of our current directors and executive officers as a group.

This information is based upon information received from or on behalf of the individuals named therein.

	Shares beneficially owned
Name (1)	Outstanding	Right to acquire (2)	Total	Percentage
Henri A. Termeer (3)	2,337,243	53,000	2,390,243	9.1%
Genzyme Corporation 500 Kendall Street Cambridge, MA 02139	2,307,692	—	2,307,692	8.8%
Dr. David M. Lederman (4) c/o Analytical LLC 100 Cummings Center Suite 323A P.O. Box 7015 Beverly, MA 01915	1,737,250	322,500	2,059,750	7.8%
Paul B. Fireman	399,756	53,000	452,756	1.7%
Dr. Robert T.V. Kung (5)	204,228	176,800	381,028	1.4%
John F. O’Brien	139,902	53,000	192,902	*
Desmond H. O’Connell, Jr.	49,319	78,000	127,319	*
Michael R. Minogue	26,050	100,000	126,050	*
Dr. W. Gerald Austen	23,200	53,000	76,200	*
Dorothy E. Puhy	2,943	23,000	25,943	*
Christopher D. Macdonald	227	15,000	15,227	*
David Gottlieb	1,569	13,000	14,569	*
Dr. Karim Benali	—	12,500	12,500	*
Javier Jimenez	—	10,000	10,000	*
All current executive officers and directors as a group (14 persons) (3)(5)(6)	3,188,816	827,976	4,016,792	14.6%

*          Less than one percent.

(1)       Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

(2)       Includes options that will become exercisable within 60 days.

(3)       Includes 2,307,692 shares held by Genzyme Corporation, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is the Chief Executive Officer of Genzyme.

(4)       Dr. Lederman is our former President, Chief Executive Officer and Chairman.  Includes 955,971 shares held by Dr. Lederman’s spouse, as to which Dr. Lederman disclaims beneficial ownership.

(5)       Includes 100,200 shares held in trust by Dr. Kung’s spouse, as to which Dr. Kung disclaims beneficial ownership, and 104,028 shares held in trust for the benefit of Dr. Kung.

(6)       Includes the following shares owned by the following executive officers: William J. Bolt—2,000 and Charles B. Haaser—2,379.  Includes the following shares subject to currently exercisable options held by the following executive officers (includes options that will become exercisable within 60 days of July 6, 2005): William J. Bolt—158,026 and Charles B. Haaser—32,029.

Executive Compensation

The following table sets forth the compensation during the last three fiscal years of (i) our President, Chief Executive Officer and Chairman of the Board, Michael R. Minogue, (ii) our former Chief Executive Officer, Dr. David M. Lederman who served as our Chief Executive Officer for the fiscal years 2003-2004 and for fiscal year 2005 through and including April 4, 2004, and (iii) our four most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of our most recently completed fiscal year.  We refer to these officers collectively as our named executive officers.  Messrs. Minogue, Benali, Jimenez and Macdonald all joined us during fiscal year 2005 and accordingly, had no compensation for fiscal years 2003 and 2004.  The options granted during fiscal 2005 are set forth in the table below.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended 3/31	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)(1)	Securities Under- Lying Options (#)	All Other Compensation ($)(2)
Michael R. Minogue Chairman of the Board, President and Chief Executive Officer	2005	$322,508	$327,500	$—	$259,200	400,000	$475,491

Dr. David M. Lederman	2005	$200,000	$—	$—	$—	50,000	$30,240
Former Chairman of the Board,	2004	312,000	156,000	—	—	—	30,643
Former President and Former Chief Executive Officer	2003	309,000	46,800	—	—	50,000	36,170

Dr. Karim Benali Vice President – Product Development	2005	$113,949	$140,000	$—	$—	105,000	$57,017

Javier Jimenez Vice President - Operations	2005	$154,100	$135,000	$—	$—	80,000	$9,641

Dr. Robert T.V. Kung	2005	$217,000	$50,000	$—	$—	20,000	$5,694
Senior Vice President - Chief	2004	208,000	75,000	—	—	16,000	4,602
Scientific Officer	2003	206,000	40,000	—	—	50,000	7,370

Christopher D. Macdonald Senior Vice President - Global Sales and Applications	2005	$167,833	$165,000	$—	$—	115,000	$48,820

(1)       As of March 31, 2005, there were a total of 24,000 shares of restricted stock held by all of the named executive officers. The value of these shares as of the close of business on March 31, 2005 was $253,920.  Dividends will be paid on the restricted stock to the same extent, if any, that dividends are paid on our common stock.  We have not historically paid dividends on our common stock and do not anticipate doing so in the near future.

(2)       Includes for the fiscal year ended March 31, 2005: (a) the following matching contributions to the ABIOMED Retirement Savings Plan for fiscal 2005:  Dr. Lederman - $1,500; Mr. Jimenez - $1,500; Dr. Kung - $1,500 and Mr. Macdonald - $1,500; (b) the following life insurance premiums paid for term life insurance in fiscal 2005: Mr. Minogue - $648; Dr. Lederman - $28,241; Dr. Benali - $206; Mr. Jimenez - $296; Dr. Kung -

$3,041 and Mr. Macdonald - $336; (c) the following long-term disability insurance premiums for fiscal 2005: Mr. Minogue - $1,427; Dr. Lederman - $499; Dr. Benali - $526; Mr. Jimenez - $712; Dr. Kung - $1,003 and Mr. Macdonald - $775; (d) the following award paid in fiscal 2005 in connection with a newly issued patent: Dr. Kung - $150; and (e) the following taxable relocation expenses: Mr. Minogue - $473,416; Dr. Benali - $56,285; Mr. Jimenez - $7,133 and Mr. Macdonald - $46,209.

Includes for the fiscal year ended March 31, 2004: (a) the following matching contributions to the ABIOMED Retirement Savings Plan for fiscal 2004: Dr. Lederman - $1,500 and Dr. Kung - $1,500; (b) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 2004: Dr. Lederman - $27,702 and Dr. Kung - $2,141; and (c) the following long-term disability insurance premiums for fiscal 2004: Dr. Lederman - $1,441 and Dr. Kung - $961.

Includes for the fiscal year ended March 31, 2003: (a) the following matching contributions to the ABIOMED Retirement Savings Plan for fiscal 2003: Dr. Lederman - $1,500 and Dr. Kung - $1,500; (b) the following profit sharing allocations under the ABIOMED Retirement Savings Plan contributions paid in fiscal 2003, subject to applicable vesting based on years of service: Dr. Lederman - $3,072 and Dr. Kung - $3,072; (c) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 2003: Dr. Lederman - $30,203 and Dr. Kung - $1,868; and (d) the following long-term disability insurance premiums for fiscal 2003: Dr. Lederman - $1,395 and Dr. Kung - $930.

The following tables set forth certain information with respect to option grants and exercises to the named executive officers.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of
	Number of	Total			Potential Realizable Value
	Shares	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price
	Options	Employees	Price Per		Appreciation for Option
	Granted (#)	in	Share	Expiration	Term (2)
	(1)	Fiscal 2005	(S/Sh)	Date	5%($)	10%($)

Michael R. Minogue	400,000	26.80%	$9.05	04/05/14	$2,276,598	$5,769,348
Dr. David M. Lederman	50,000	3.35%	$12.30	07/01/14	$386,770	$980,152
Dr. Karim Benali	50,000	3.35%	$10.53	07/15/14	$331,113	$839,106
Dr. Karim Benali	55,000	3.68%	$10.80	03/01/15	$373,564	$946,683
Javier Jimenez	30,000	2.01%	$12.00	05/04/14	$226,402	$573,747
Javier Jimenez	10,000	0.67%	$12.60	06/15/14	$79,241	$200,811
Javier Jimenez	40,000	2.68%	$10.80	03/01/15	$271,683	$688,497
Dr. Robert T.V. Kung	20,000	1.34%	$12.30	07/01/14	$154,708	$392,060
Christopher D. Macdonald	50,000	3.35%	$11.66	05/13/14	$366,645	$929,152
Christopher D. Macdonald	10,000	0.67%	$12.60	06/15/14	$79,241	$200,811
Christopher D. Macdonald	55,000	3.68%	$10.80	03/01/15	$373,564	$946,683

(1)       The stock options granted to Dr. Lederman, Dr. Benali, Mr. Jimenez, Dr. Kung and Mr. Macdonald were granted under our 2000 Stock Incentive Plan.  Mr. Minogue received stock options to purchase 100,000 and 200,000 shares of our common stock under our 1998 Equity Incentive Plan and our 2000 Stock Incentive Plan, respectively.  Mr. Minogue also received an inducement option to purchase 100,000 shares of our common stock, pursuant to Nasdaq Marketplace Rule 4350.  All of these options are exercisable in annual 25% increments beginning on the first anniversary of the grant date.

(2)       The assumed rates are compounded annually for the full term of the options.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Held at March 31, 2005(#)		Value of Unexercised In-the- Money Options Held at March 31, 2005($)(1)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael R. Minogue	—	$—	—	400,000	$—	$612,000
Dr. David M. Lederman	—	$—	275,000	105,000	$522,850	$134,050
Dr. Karim Benali	—	$—	—	105,000	$—	$2,500
Javier Jimenez	—	$—	—	80,000	$—	$—
Dr. Robert T.V. Kung	145,500	$1,044,890	144,000	79,000	$364,580	$221,570
Christopher D. Macdonald	—	$—	—	115,000	$—	$—

(1)       Based upon the $10.58 closing price of our Common Stock on the Nasdaq National Market on March 31, 2005 minus the respective option exercise price.

Equity Compensation Plans

The following table provides information as of March 31, 2005 regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements.  Our equity compensation plans include our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, our 1992 Combination Stock Option Plan, our 1998 Equity Incentive Plan, our 2000 Stock Incentive Plan, our Employee Stock Purchase Plan and an inducement option we granted to our President and Chief Executive Officer at the time of his hiring.  All of these equity compensation plans have been approved by our stockholders except for the inducement option.

Equity Compensation Plan Information

Plan Category	Number of shares to be issued upon exercise of outstanding options (1)	Weighted-average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Stock option plans	3,517,506	$10.14	909,657
Employee Stock Purchase Plan	—	—	284,063
Equity compensation plans not approved by stockholders	100,000	$9.05	—
Total	3,617,506	$10.11	1,193,720

(1)       Includes options to purchase 305,000 shares of Common Stock under the 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, 345,346 shares of Common Stock under the 1992 Combination Stock Option Plan, 913,100 shares of Common Stock under the 1998 Equity Incentive Plan and 1,954,060 shares of Common Stock under the 2000 Stock Incentive Plan.

Arrangements with Executive Officers and Directors

Employment Agreement. On April 5, 2004 we entered into an employment agreement with Michael R. Minogue in connection with his employment as our President and Chief Executive Officer. In the employment agreement, we have agreed to employ Mr. Minogue as our President and Chief Executive Officer, reporting to the Board of Directors.  The agreement provides, among other things, for an initial annual salary of $325,000 for the fiscal year ended

March 31, 2005 payable in semi-monthly installments in accordance with our practice, and a bonus for such fiscal year of up to $325,000 (of which $162,500 was guaranteed). In addition, pursuant to the employment agreement, Mr. Minogue was granted options to purchase 400,000 shares of our Common Stock, a one-time sign-on housing allowance of $300,000, reimbursement of customary relocation expenses, and reimbursement of certain new housing expenses of up to $100,000. Our Compensation Committee subsequently authorized approximately $73,416 in additional relocation expenses. The agreement also provides for certain vacation, life insurance and other benefits to Mr. Minogue. The employment agreement has an indefinite term, and is terminable by either party by notice to the other.

Change of Control Agreements. We have entered into change of control agreements with Messrs. Minogue and Kung.  The agreements were entered into in order to provide the individual with a sense of job security and the ability to focus on his work without needing to worry about losing his job upon a change of control.  The agreements specifically provide that, following a change of control, we will continue to employ Messrs. Minogue and Kung for twenty-four months in their same or a similar position at a base annual salary equal to at least twelve times the highest monthly base salary received within the last twelve months prior to the change of control and an annual bonus equal to the average bonus of the executive over the last three years.  In addition, each of Messrs. Minogue and Kung agrees to remain our employee for six months following a change of control.  Upon a change of control, and if the executive is still employed at the end of this six months, all unvested stock options and stock appreciation rights held by the executives will become vested.  Any of the executives can terminate his employment for good reason, and we may terminate the employment of any of these executives for cause.  The agreement also provides for a continuation of certain benefits provided to the executives prior to the change of control.

Consulting Arrangement. We have a consulting arrangement with Dr. Lederman, our former Chief Executive Officer and the former Chairman of our Board of Directors.  Under the consulting arrangement, Dr. Lederman has agreed to serve as a Senior Advisor.  The arrangement provides that Dr. Lederman will continue to receive $200,000 per year for four years, starting on April 1, 2005.  Payments under the arrangement will commence on October 1, 2005.  In addition, we will continue to provide Dr. Lederman and his wife with certain health care and other benefits, including administrative support, in exchange for his continued service as our Senior Advisor.

Compensation of Directors

Directors who are not our employees receive an annual retainer of $15,000 or an equivalent value of our Common Stock, at the individual’s option, and $1,200 for attendance at in-person meetings of our Board of Directors, $1,000 for attendance at meetings of Committees of our Board of Directors and $600 for attendance at all telephonic meetings.  The Chair of our Audit Committee receives $1,500 for attendance at meetings of our Audit Committee.

We are able to award non-qualified stock options to our non-employee directors under any of our three active stock option plans with shares remaining available for future issuance: our 1989 Non-Qualified Stock Option Plan for non-employee directors, our 1998 Equity Incentive Plan, and our 2000 Stock Incentive Plan.  The currently eligible non-employee directors are Dr. Austen, Ms. Puhy, and Messrs. Fireman, Gottlieb, O’Brien, O’Connell and Termeer.  Each of these eligible directors was granted 8,000 options under our 2000 Stock

Incentive Plan on August 11, 2004.  These options have an exercise price of $10.41 per share and vest in full on August 11, 2005.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our Compensation Committee consists of W. Gerald Austen, Paul B. Fireman (Chair), John F. O’Brien and Henri A. Termeer.  No member of our Compensation Committee is a former or current officer or employee.  Mr. Minogue, while not a member of the Compensation Committee, makes recommendations to the Compensation Committee regarding executive officer compensation, for executive officers other than himself, including the awards of stock options, and often participates in the Committee’s deliberations but does not vote on such matters.  None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

Our primary objective as the Compensation Committee in developing executive compensation policies is to attract and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the financial interests of its stockholders.  The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees.

In setting overall compensation for the last fiscal year, we reviewed the recommendations of the Chief Executive Officer and strove to maintain base compensation for the executive officers at levels which we believe are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and a bonus program to provide significant performance incentives.

We maintain an informal bonus plan for executive officers.  Under the bonus plan, a bonus was determined for each executive officer (other than the Chief Executive Officer) based on the Company’s performance and achievement of certain objective and subjective goals and the Chief Executive Officer’s evaluation of the individual’s performance.  The goals established for each executive officer vary depending upon the responsibilities of the officer, and include goals based upon operating results, product development or regulatory milestones and the cost of achieving those milestones, and the achievement of certain sales objectives. Certain of the executive officers’ goals have milestones that do not directly correspond in timing with the Company’s fiscal year-end and certain of the goals are measured in intervals of greater than one year. Accordingly, bonus amounts for which executive officers are eligible can vary from fiscal year to fiscal year. In granting these bonuses, we gave substantial weight to and followed the Chief Executive Officer’s recommendations.

Each of the executive officers is eligible to receive grants of options under the 1998 Equity Incentive Plan and the 2000 Stock Incentive Plan. In determining the number of options to be granted to each executive officer, we review recommendations provided by the Chief Executive Officer based upon the officer’s position of responsibility and anticipated contribution to the Company, the number of shares of Common Stock subject to options held or previously granted to the officer and the individual performance of the officer.

For the fiscal year ended March 31, 2005, Mr. Minogue, the Chief Executive Officer during the fiscal year, received a base salary of $322,508, a bonus of $327,500 and a grant of stock options covering 400,000 shares of our common stock.  Mr. Minogue’s base salary, bonus and option grant were determined by the Compensation Committee based upon the requirements of Mr. Minogue’s employment agreement and a review of his performance during the fiscal year.  In establishing Mr. Minogue’s bonus, the Compensation Committee took into account, among other things, the successful launch of the new AB5000 product, the recruitment of a new and effective operational team for the Company while retaining strong technical personnel, the revamping of the Company’s distribution network and improved sales performance, and the introduction of new operational processes throughout the Company which have had a positive impact and the acquisition of Impella CardioSystems, AG.

Dr. David Lederman, who served as the Chief Executive Officer for the first four days of fiscal year 2005 and as Chairman of the Board for the remainder of the fiscal year, received annual compensation of $200,000.  This salary reflected the continued contributions of Dr. Lederman to the Company in his reduced role during the fiscal year.

Compensation Committee

Paul B. Fireman, Chair
W. Gerald Austen
John F. O’Brien
Henri A. Termeer

Performance Graph

The following graph compares the yearly change in the cumulative total stockholder return for our last five full fiscal years, based upon the market price of our Common Stock, with the cumulative total return on a Nasdaq Stock Market index (U.S. Companies) and a peer group, the Nasdaq Stocks-SIC Group Code 384, which is comprised of medical equipment companies, for that period.  The performance graph assumes the investment of $100 on March 31, 2000 in our Common Stock, the Nasdaq Stock Market index and the peer group index, and the reinvestment of any and all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ABIOMED, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ MEDICAL EQUIPMENT SIC CODE 3840-3849 INDEX

* $100 invested on 3/31/00 in stock or index-including reinvestment of dividends.

Fiscal year ending March 31.

AUDIT COMMITTEE REPORT

The Board of Directors appointed an Audit Committee to review the Company’s consolidated financial statements and financial reporting procedures, the adequacy and effectiveness of its accounting and financial controls and the independence and performance of its independent registered public accounting firm.  The Audit Committee also selects our independent registered public accounting firm.  The Audit Committee is governed by a written charter adopted by the Board of Directors.  A copy of the Audit Committee Charter, as amended in June 2004, is available through the “About ABIOMED — Corporate Governance” section of our website, located at www.abiomed.com.

The Audit Committee currently consists of three non-employee directors.  Each member of the Audit Committee is “independent” within the meaning of the marketplace rules of the Nasdaq Stock Market, Inc.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent auditors are responsible for auditing those financial statements.  Our responsibility is to monitor and review these processes.  However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence.  We have relied, without independent verification, on the information provided to us and on the representations made by the Company’s management and independent auditors.

In fulfilling our responsibilities as the Audit Committee, we conferred with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2005, regarding the overall scope and plans for PricewaterhouseCoopers’ audit of the Company’s financial statements for the fiscal year ended March 31, 2005 (“fiscal year 2005”).  We met with them, with and without the Company’s management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  We reviewed and discussed the audited consolidated financial statements for the fiscal year 2005 with management and the independent auditors.

In addition, during the course of fiscal year 2005 and thereafter before filing the Corporation’s Annual Report on Form 10-K for fiscal year 2005, our management completed the documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  We were kept apprised of the progress of the evaluation and provided oversight to management during the process.  In connection with this oversight, we received periodic updates provided by management and PricewaterhouseCoopers at each scheduled Audit Committee meeting, as well as at a number of special meetings to review our progress.  At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting.  We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for fiscal year 2005 filed with the SEC, as well as PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

We reviewed the Company’s audited financial statements with management and PricewaterhouseCoopers. We discussed with PricewaterhouseCoopers the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of its judgments as to the quality, not just the acceptability, of the Company’s reporting mechanisms and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, we received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PricewaterhouseCoopers, as well as other matters related to PricewaterhouseCoopers’ independence from management and the Company.

Based on the reviews and discussions referred to above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Dorothy E. Puhy, Chair
David Gottlieb
Desmond H. O’Connell, Jr.

PROPOSAL No. 2
APPROVAL OF AMENDMENT TO OUR
2000 STOCK INCENTIVE PLAN

On June 8, 2005, our Board of Directors amended, subject to stockholder approval, our 2000 Stock Incentive Plan to increase the number of shares available for issuance under the 2000 Stock Incentive Plan from 2,900,000 to 4,900,000.  If our stockholders do not approve the amendment, our 2000 Stock Incentive Plan will remain in effect and the total number of shares that may be issued pursuant to awards granted under our 2000 Stock Incentive Plan will remain at 2,900,000. Approval of the amendment to our 2000 Stock Incentive Plan requires the vote of a majority of the shares of our Common Stock present or represented at the meeting and voting on the 2000 Stock Incentive Plan. As of July 6, 2005, 266,392 shares of our Common Stock remained available for issuance under our 2000 Stock Incentive Plan.

The following is a description of certain of the key provisions of our 2000 Stock Incentive Plan. The full text of our 2000 Stock Incentive Plan, as amended, is set forth at Appendix A.

The purpose of our 2000 Stock Incentive Plan is to encourage and enable our officers, directors, and employees to acquire a proprietary interest in our company. It is anticipated that providing such persons with a direct stake in our welfare will assure a closer identification of their interests with our interests and those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain associated with us. Our 2000 Stock Incentive Plan was originally adopted by our Board of Directors on May 23, 2000 and approved by our stockholders at our Annual Meeting of Stockholders held on August 9, 2000. A subsequent amendment to the 2000 Stock Incentive Plan was approved by our stockholders at our Annual Meeting of Stockholders on August 13, 2003.

Our 2000 Stock Incentive Plan provides for the grant of options, restricted stock, share performance awards and stock appreciation rights, to our officers, directors, employees, consultants and advisors, including those of our subsidiaries. As of July 6, 2005, seven directors (excluding Mr. Minogue, who is also an officer), thirteen officers and approximately three hundred non-officer employees were eligible to participate in the 2000 Stock Incentive Plan.

Our 2000 Stock Incentive Plan is administered by a committee, the Plan Committee, of our Board of Directors consisting of all members of our Compensation Committee (not less than two persons) who qualify both as “non-employee directors” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The full Board of Directors may also act as the Plan Committee. In addition, the Board of Directors may establish an additional single-member committee (consisting of an executive officer) that may grant awards to non-executive officers and make all other determinations under the 2000 Stock Incentive Plan with respect to such awards. The Board of Directors has established such a single-member committee, consisting of Mr. Minogue.

The Plan Committee or the single-member committee selects the individuals who receive awards and determines the terms of each award, subject to the provisions of the 2000 Stock Incentive Plan. This Committee also has the power to make changes to outstanding awards under the 2000 Stock Incentive Plan, including the power to accelerate the vesting schedule of any award and to extend the expiration date of any option or stock appreciation right. The Committee does not have authority to reduce the exercise price of any option after the date of grant.

Our 2000 Stock Incentive Plan authorizes the grant of options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and options that do not so qualify. Incentive options may be granted under our 2000 Stock Incentive Plan to our employees or the employees of any of our subsidiaries, including directors and officers who are our employees or employees of any of our subsidiaries. Nonqualified options may be granted under our 2000 Stock Incentive Plan to our employees, or any employees of our subsidiaries, and to directors, consultants and other persons who render services to us or our subsidiaries, regardless of whether they are our employees or employees of any subsidiary.

The exercise price of incentive options granted under our 2000 Stock Incentive Plan must equal or exceed the fair market value of our Common Stock on the date of grant. The exercise price of incentive options granted under the 2000 Stock Incentive Plan to a person who owns more than 10% of the combined voting power of all classes of our outstanding capital stock or the capital stock of any of our subsidiaries, referred to as a greater-than-ten-percent stockholder, must equal or exceed 110% of the fair market value of our Common Stock on the date of grant. The exercise price of nonqualified options granted under the 2000 Stock Incentive Plan may be above or below the fair market value of our Common Stock.

Each incentive option expires no later than ten years after the date of grant or, in the case of an option granted to a greater-than-ten-percent stockholder, five years after the date of grant. The aggregate fair market value, at the time of grant, of shares issuable pursuant to incentive options that are exercisable for the first time in any calendar year may not exceed $100,000, unless a greater amount is permitted by law. No person may be granted options under our 2000 Stock Incentive Plan to purchase more than 200,000 shares of Common Stock in any calendar year, including options that are subsequently forfeited, canceled or otherwise terminated.

Except as otherwise provided by the Plan Committee, options are not transferable except by will or by the laws of descent and distribution, and during the holder’s lifetime are exercisable only by the holder. The Plan Committee determines, in its discretion, how and when nonqualified options will terminate. Incentive stock options will terminate as follows:

•      If the option holder is our employee at the time of death, his or her incentive option may be exercised, to the extent exercisable at the time of death, until two years, or such other period as the Plan Committee may specify at any time, from the date of death or the stated expiration date of the option, whichever is earlier. In such instances, the option may be exercised by the option holder’s legal representative or legatee.

•      If the option holder’s employment with us terminates because of disability, as defined in the 2000 Stock Incentive Plan, his or her incentive option may be exercised, to the extent exercisable at the time of termination, for a period of one year, or such other period as the Plan Committee may specify at any time, from the date of termination of employment or the stated expiration date of the option, whichever is earlier.

•      If the option holder’s employment with us terminates because of retirement in accordance with our normal retirement policies, his or her incentive option is exercisable for a period of 90 days, or such other period as the Plan Committee may specify at any time, from the date of the termination of the option holder’s employment or the stated expiration date of the option, whichever is earlier.

•      If the option holder’s employment is terminated by us for cause, as defined in our 2000 Stock Incentive Plan, his or her incentive option will immediately terminate, unless, in its sole discretion, the Plan Committee allows the option holder to exercise the option for a period of 30 days from the termination date or the stated expiration date of the option, whichever is earlier.

•      If the option holder’s employment with us terminates for any reason other than those listed above, his or her incentive option may be exercised, to the extent it was exercisable at the time of termination, for a period of 90 days, or such other period as the Plan Committee may specify at any time, from the date of termination of employment or until the stated expiration date of the option, whichever is earlier.

•      The holder of an option may pay the purchase price for the shares subject to the option (a) in cash or by certified or bank check in an amount equal to the exercise price for such shares, (b) with the consent of the Plan Committee, in shares of our Common Stock having a fair market value equal to the exercise price for such shares, (c) by delivery of irrevocable instructions to a broker to deliver to us cash or a check payable to us for the purchase price, provided that the holder and the broker enter into an indemnity agreement or any other agreement that the Plan Committee requires as a prerequisite to this method of payment, or (d) by any other means that the Plan Committee determines are consistent with the purposes of our 2000 Stock Incentive Plan and with applicable laws and regulations.

Amendment of our 2000 Stock Incentive Plan.  Our 2000 Stock Incentive Plan does not have a fixed duration; however incentive options may not be granted more than ten years after the date the 2000 Stock Incentive Plan was approved by our Board of Directors. According to the terms of the 2000 Stock Incentive Plan, our Board of Directors may amend or discontinue the 2000 Stock Incentive Plan at any time. However, no amendment which will disqualify the 2000 Stock Incentive Plan from the Internal Revenue Code’s incentive stock option requirements will be effective without the approval of our stockholders.

Federal Income Tax Information with Respect to our 2000 Stock Incentive Plan.  The holder of a nonqualified option issued at or above fair market value recognizes no income for federal income tax purposes on the grant of the option. On the exercise of such nonqualified option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.  The holder of a nonqualified option issued at less than fair market value is subject to tax at ordinary income rates at the time the option vests (as opposed to at the time of exercise) on the difference between the fair market value on the vesting date and option exercise price; in addition, a 20% penalty tax is imposed.

The holder of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of those shares will be treated for federal income tax purposes as long-term capital gain if the shares were held for more than 12 months. If the holder sells the shares before the expiration of such two-year and one-year periods, known as a disqualifying disposition, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, will be treated as capital gain. That capital gain will be long-term capital gain if the shares were held for more than 12 months.

The excess of the fair market value of the underlying shares of Common Stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax will be allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Generally, subject to certain limitations, we may deduct on our corporate income tax returns, in the year in which an option holder recognizes ordinary income upon (a) the exercise of a nonqualified option issued at or above fair market value, (b) the vesting of a nonqualified option issued at less than fair market value or (c) a disqualifying disposition of an incentive option, an amount equal to the amount recognized by the option holder as ordinary income upon the occurrence of any of these events.

New Plan Benefits.  We are unable to determine the dollar value and number of awards that may be received by or allocated to any of the persons who are eligible to participate in our 2000 Stock Incentive Plan because awards are granted by the Plan Committee and the single-member committee on a discretionary basis.

Our 2000 Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the 2000 Stock Incentive Plan qualified under Section 401(a) of the Internal Revenue Code.

Our Board of Directors recommends that you vote FOR the amendment to our 2000 Stock Incentive Plan.

OTHER MATTERS

Independent Registered Public Accounting Firm

Our Board of Directors has not yet selected an independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2006.  At an upcoming meeting, our Audit Committee will recommend to our Board the selection of our independent registered public accounting firm for the current fiscal year.

A representative of PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal 2005, will be present at our Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires.

Audit and Other Fees

The following table shows fees for professional audit services paid by us to PricewaterhouseCoopers for the audit of our annual financial statements for the fiscal years ended March 31, 2004 and March 31, 2005, and fees paid by us to PricewaterhouseCoopers for other services during those fiscal years:

Fees	March 31, 2004	March 31, 2005
Audit fees	$173,900	$563,350
Audit-related fees	—	—
Tax fees	63,475	—
All other fees	—	—
Total	$237,375	$563,350

Audit fees.  Audit fees include fees paid by us to PricewaterhouseCoopers in connection with their annual audit of our financial statements and their review of our interim financial statements as reported in our quarterly filings with the SEC.  Audit fees also include fees paid by us to PricewaterhouseCoopers in connection with their annual audit of our management’s assessment of the effectiveness of our internal controls over financial reporting and their audit of these internal controls.

Audit-related fees.  Audit related fees include fees paid by us to PricewaterhouseCoopers that principally cover assurance and related services that are traditionally performed by our independent registered public accounting firm, including special procedures required by regulatory requirements such as SEC registration statements.

Tax fees.  Tax fees cover services performed by the tax personnel of Pricewaterhouse-Coopers except those services specifically related to the audit of our financial statements, and include fees for tax compliance, tax planning and advice.

All other fees.  No other fees were paid to PricewaterhouseCoopers that were not audit or tax-related.

Our Audit Committee has determined that the services PricewaterhouseCoopers performed for us during fiscal 2005 were at all times compatible with that firm’s independence.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms.  Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm.  Our Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any services that our independent registered public accounting firm would be prohibited from providing under the applicable securities laws or the rules of the Nasdaq Stock Market, Inc.  In assessing whether to approve use of our independent registered public accounting firm for permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm.  Our Audit Committee has delegated pre-approval authority for non-audit related services to the Chair of our Audit Committee within the guidelines discussed above.  The Chair is required to inform our Audit Committee of each decision at the next regularly scheduled Audit Committee meeting following the decision to permit our independent registered public accounting firm to perform non-audit related services.

Reporting under Section 16(a) of the Securities and Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and furnish us with copies of such filings.

Based solely upon review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to the fiscal year ended March 31, 2005 and on written representations from certain reporting persons that were not required to file Forms 5 with respect to our most recent fiscal year, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except that the Forms 4 filed on July 7, 2004 by each of Messrs. Jimenez and Macdonald and Mr. Raymond Kelley, our Vice President of Marketing, were not filed within two days of the date they each were granted stock options.

Other Proposed Action

Our Board of Directors knows of no other business to come before the Annual Meeting of Stockholders. However, if any other business should properly be presented at the meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

Stockholder Proposals

Proposals which stockholders intend to present at our 2006 Annual Meeting of Stockholders and wish to have included in our proxy materials must be received by us no later than March 16, 2006, or, if the date of that meeting is more than 30 calendar days before or after August 10, 2006, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

Any stockholder proposal to be considered at our 2006 Annual Meeting of Stockholders, but not included in our proxy materials, must be submitted in writing by May 31, 2006, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Compensation Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report to Stockholders and Annual Report on Form 10-K

Additional copies of the Annual Report to Stockholders for the fiscal year ended March 31, 2005 and copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to: Investor Relations, ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts 01923.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

ABIOMED, Inc.

2000 STOCK INCENTIVE PLAN

Section 1. General Purpose of the Plan; Definitions.

The name of the plan is the ABIOMED, Inc. 2000 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable officers, directors, and employees of ABIOMED, Inc. (the “Company”) and its Subsidiaries and other persons to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant’s employment for cause, as determined by the Committee.

“Change of Control” shall have the meaning set forth in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Conditioned Stock Award” means an Award granted pursuant to Section 6.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

“Eligible Person” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or a parent or subsidiary of the Company (an “Affiliate”), or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.  “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award granted pursuant to Section 8.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 9.

“Subsidiary” means a subsidiary as defined in Section 424 of the Code.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

Section 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee.  The Plan shall be administered by a committee of the Board (the “Committee”) consisting of all members of the Compensation Committee of the Company (not less than two (2) persons) who qualify as both an Outside Director and a Non-Employee Director (each as defined above), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director of a Non-Employee Director.  The Board of Directors may act as the Committee at any time.  Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.  Action by the Committee shall require the affirmative vote of a majority of all members thereof.  The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations under the Plan with respect thereto.

(b) Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent; and provided further, however, that, except as provided in Section 3(c), the Committee shall have no authority to change the exercise or purchase price of or otherwise reprice any Stock Option after the initial grant of the Stock Option;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

Section 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable.  The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be four million and nine hundred thousand (4,900,000).  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related.  Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options.  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards.  In no event may any Plan participant be granted Awards under this Plan (including Stock Appreciation Rights) with respect to more than two hundred thousand (200,000) shares of Stock in any calendar year.  The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.  In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc.  In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the

Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(d) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 4. Eligibility.

Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries (“Eligible Persons”).

Section 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options.  Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option.  To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is approved by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary.  Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods:

(i) In cash or by certified or bank check or other instrument acceptable to the Committee;

(ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that have been owned by the optionee for a period of at least six months.  Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.  The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award.  Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.  In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative.  The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee.  Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 8. Performance Share Awards.

(a) Nature of Performance Shares.  A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.  The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan.  Performance Share Awards may be granted under the Plan to any Eligible Person.  The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

Section 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request

(but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.  Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

Section 10. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death.  If any participant’s employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(a)(ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause.  If any participant’s employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights.  Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

Section 11. Tax Withholding.

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.

Section 12. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 13. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent or violate the provisions of Section 2(b)(iv).  However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

Section 14. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 15. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) ”Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Section 16. General Provisions.

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 17. Effective Date of Plan.

The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

Section 18. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

Section 19. Amended and Restated Plan.

This Plan amends and restates in its entirety the Plan as originally adopted by the Board of Directors and the stockholders in 2000.

* * *

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ABIOMED, Inc.
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF EACH PROPOSAL

The undersigned, revoking all prior proxies, hereby appoints Michael R. Minogue, Charles B. Haaser and Christina M. Montalbano, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of ABIOMED, Inc. which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of ABIOMED, Inc., to be held on August 10, 2005, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof.  Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	(Please fill in the reverse side and mail in enclosed envelope)	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ABIOMED, Inc.

August 10, 2005

Please date, sign and mail your
proxy card in the envelope
provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.             Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Desmond H. O’Connell, Jr.	(Class I)
		☐ Dorothy E. Puhy	(Class I)
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:   ☒

2.             Approval of amendment to ABIOMED’s 2000 Stock Incentive Plan

☐	FOR

☐	AGAINST

☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN THE PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares.  No postage need be affixed if mailed in the United States.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.